EXHIBIT 10.3

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                                [GRAPHIC OMITTED]




                                   $7,500,000


                                CREDIT AGREEMENT




                          dated as of October 31, 2003



                                     between



                           PAR TECHNOLOGY CORPORATION



                                       and



                               JPMORGAN CHASE BANK






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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.01.   Defined Terms CORRECT PAGE NUMBERS..........................   1
SECTION 1.02.   Terms Generally.............................................   9
SECTION 1.03.   Accounting Terms; GAAP......................................   9



                                   ARTICLE II

                                   The Credits
                                   -----------

SECTION 2.01.   Commitment..................................................  10
SECTION 2.02.   Loans.......................................................  10
SECTION 2.03.   Requests for Loans..........................................  10



SECTION 2.04.   Funding of Loans............................................  11
SECTION 2.05.   Interest Elections..........................................  11
SECTION 2.06.   Termination and Reduction of Commitment.....................  11
SECTION 2.07.   Repayment of Loans; Evidence of Debt........................  12
SECTION 2.08.   Prepayment of Loans.........................................  12
SECTION 2.09.   Fees........................................................  13
SECTION 2.10.   Interest....................................................  13
SECTION 2.11.   Alternate Rate of Interest..................................  13
SECTION 2.12.   Increased Costs.............................................  14
SECTION 2.13.   Break Funding Payments......................................  15
SECTION 2.14.   Taxes.......................................................  15




                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.   Organization; Powers........................................  16
SECTION 3.02.   Authorization; Enforceability...............................  16
SECTION 3.03.   Governmental Approvals; No Conflicts........................  16
SECTION 3.04.   Financial Condition; No Material Adverse Change.............  16
SECTION 3.05.   Properties..................................................  16
SECTION 3.06.   Litigation and Environmental Matters........................  17
SECTION 3.07.   Compliance with Laws and Agreements.........................  17
SECTION 3.08.   Investment and Holding Company Status.......................  17






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SECTION 3.09.   Taxes.......................................................  17
SECTION 3.10.   ERISA.......................................................  17
SECTION 3.11.   Disclosure..................................................  18



                                   ARTICLE IV

                                   Conditions
                                   ----------

SECTION 4.01.   Effective Date..............................................  18
SECTION 4.02.   Each Loan...................................................  19


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

SECTION 5.01.   Financial Statements and Other Information..................  19
SECTION 5.02.   Notices of Material Events..................................  20
SECTION 5.03.   Existence; Conduct of Business..............................  20
SECTION 5.04    Payment of Obligations......................................  20
SECTION 5.05.   Maintenance of Properties; Insurance........................  21
SECTION 5.06.   Books and Records; Inspection Rights........................  21
SECTION 5.07.   Compliance with Laws........................................  21
SECTION 5.08.   Use of Proceeds and Letters of Credit.......................  21


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

SECTION 6.01.   Indebtedness................................................  21
SECTION 6.02.   Liens.......................................................  22
SECTION 6.03.   Fundamental Changes.........................................  22
SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions...  23
SECTION 6.05.   Hedging Agreements..........................................  23
SECTION 6.06.   Restricted Payments.........................................  23
SECTION 6.07.   Transactions with Affiliates................................  23
SECTION 6.08.   Restrictive Agreements......................................  24
SECTION 6.09.   Leverage Ratio                                                24
SECTION 6.10.   Fixed Charge Coverage Ratio                                   24
SECTION 6.11.   Minimum Tangible Net Worth                                    24


                                   ARTICLE VII

                      Events of Default.....................................  24
                      -----------------


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                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

SECTION 8.01.   Notices.....................................................  26
SECTION 8.02.   Waivers; Amendments.........................................  27
SECTION 8.03.   Expenses; Indemnity; Damage Waiver..........................  27
SECTION 8.04.   Successors and Assigns......................................  28
SECTION 8.05.   Survival....................................................  29
SECTION 8.06.   Counterparts; Integration;  Effectiveness...................  29
SECTION 8.07.   Severability................................................  29
SECTION 8.08.   Right of Setoff.............................................  29
SECTION 8.09.   Governing Law; Jurisdiction; Consent to Service of Process..  29
SECTION 8.10.   WAIVER OF JURY TRIAL........................................  30
SECTION 8.11.   Headings....................................................  30
SECTION 8.12.   Confidentiality.............................................  30
SECTION 8.13.   Interest Rate Limitation....................................  31


SCHEDULES:
----------

Schedule 3.06 -- Disclosed Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions


EXHIBITS:
---------

Exhibit A -- Form of Certificate of [Assistant] Secretary
Exhibit B -- Form of Borrowing Request
Exhibit C -- Form of Interest Election Request
Exhibit D -- Form of Financial Officer's Certificate
Exhibit E -- Form of Opinion of Borrower's Counsel


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




     CREDIT AGREEMENT dated as of October 31, 2003, between PAR TECHNOLOGY CORPORATION and JPMORGAN CHASE BANK.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms
                   -------------
have the meanings

specified below:

     "ABR", when used in reference to any Loan, refers to whether such Loan is
      ---
bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any
      --------
Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
Prime Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

     "Applicable Rate" means, for any day, with respect to any ABR Loan or
      ---------------
Eurodollar Loan, or with respect to the commitment fee payable hereunder, as the case may be, the applicable rate per annum set forth below:

                           LEVEL I     LEVEL II      LEVEL III     LEVEL IV


Eurodollar Rate            2.25%         2.625%         3.00%        3.375%

Alternate Base Rate        0%                0%            0%         .375%


APPLICABLE FEE RATE        LEVEL I     LEVEL II      LEVEL III     LEVEL IV


Commitment Fee             .25%           .375%          .50%         .625%

"Level I" status exists at any date if, as of the last day of the Fiscal Quarter of the Borrower referred to in the most recent financial statements of Borrower delivered to the Bank, the Leverage Ratio is less than or equal to 2.00 to 1.00.

"Level II" status exists at any date if, as of the last day of the Fiscal Quarter of the Borrower referred to in the most recent financial statements of Borrower delivered to the Bank, (i) the Borrower has not qualified for Level I status and (ii) the Leverage Ratio is less than or equal to 2.75 to 1.00.

"Level III" status exists at any date if, as of the last day of the Fiscal Quarter of the Borrower referred to in the most recent financial statements of Borrower delivered to the Bank, (i) the Borrower has not qualified for Level I or II status and (ii) the Leverage Ratio is less than or equal to 3.5 to 1.00.

"Level IV" status exists at any date if, as of the last day of the Fiscal Quarter of the Borrower referred to in the most recent financial statements of Borrower delivered to the Bank, (i) the Borrower has not qualified for Level I, II or III status and (ii) the Leverage Ratio is greater than 3.5 to 1.00.

     "Assessment Rate" means, for any day, the annual assessment rate in effect
      ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States.

     "Availability Period" means the period from and including the Effective
      -------------------
Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitment.

     "Bank" means JPMorgan Chase Bank.
      ----

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" means PAR Technology Corporation, a Delaware corporation.

     "Borrowing Request" means a request by the Borrower for a Loan in
      -----------------
accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means (a) the acquisition of ownership, directly or
      -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 10% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, in addition to those shares owned by such Person or group on the date hereof; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the executive management of the Borrower.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Bank with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Commitment" means, the commitment of the Bank to make Loans, as such
      ----------
commitment may be reduced from time to time pursuant to Section 2.06. The initial amount of the Bank's Commitment is $7,500,000.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 3.06.

     "dollars" or "$" refers to lawful money of the United States of America.
      -------


     "Effective Date" means the date on which the conditions specified in
      --------------
Section 4.01 are satisfied (or waived in accordance with Section 8.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan, refers to whether such
      ----------
Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.
      ----------------

     "Excluded Taxes" means, with respect to the Bank, (a) income or franchise
      --------------
taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

     "Financial Officer" means the chief financial officer, principal accounting
      -----------------
officer, treasurer or controller of the Borrower.

     "Fixed Charge Coverage Ratio" means, as to a Person and in respect of the
      ---------------------------
period for which the computation is being made, and which period shall in each case consist of a twelve month period ending on the last day of a Fiscal Quarter, the ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization to (ii) the current maturities of long term Indebtedness plus interest expense. The category of "Earnings Before Interest, Taxes, Depreciation and Amortization" in the Fixed Charge Coverage Ratio shall be measured for such Person over the preceding four Fiscal Quarters. In the case of the Borrower, its Fixed Charge Coverage Ratio shall be measured on a consolidated basis with its Subsidiaries.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Index Debt" means senior, unsecured, long-term indebtedness for borrowed
      ----------
money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Loan in accordance with Section 2.05.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the first
      ---------------------
day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period therefor and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means with respect to any Eurodollar Loan, the period
      ---------------
commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a
                        --------
day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Loan that commences on the last

Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

     "Leverage Ratio" means, as to a Person and in respect of the period for
      --------------
which the computation is being made, and which period shall in each case consist of a twelve month period ending on the last day of a Fiscal Quarter, the ratio of (i) Indebtedness to (ii) Earnings Before Interest, Taxes, Depreciation and Amortization. The category of "Earnings Before Interest, Taxes, Depreciation and Amortization" in the Leverage Ratio shall be measured for such Person over the preceding four Fiscal Quarters. In the case of the Borrower, its Leverage Ratio shall be measured on a consolidated basis with its Subsidiaries.

     "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest
      ---------
Period, the rate at which dollar deposits in an amount and for a maturity comparable to such Interest Period are offered by the principal London office of the Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      -----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loans" means the loans made by the Bank to the Borrower pursuant to this
      -----
Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or other loan documents or (c) the rights of or benefits available to the Bank under this Agreement or available to other lenders under other loan documents.

     "Material Indebtedness" means Indebtedness (other than the Loans), or
      ---------------------
obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" means two years from the date of this Agreement.
      -------------

     "Moody's" means Moody's Investors Service, Inc.
      --------

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

     (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

     "Permitted Investments" means:
      ---------------------

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum publicly announced from
      ----------
time to time by the Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

     "S&P" means Standard & Poor's.
      ---

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Bank is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.
      ----------

     "Tangible Net Worth" means the total of shareholders' or partnership equity
      ------------------
of a Person as it appears on the balance sheet of such Person, minus the net carrying value of intangible assets properly classified as such in accordance with GAAP (including, but not limited to, goodwill, organizational expenses, trademarks, tradenames, licenses, patents, capitalized research and development costs), minus minority interests in its Subsidiaries, and without regard to unrealized gains or losses due to foreign currency fluctuations. In the case of the Borrower, its Tangible Net Worth shall be measured on a consolidated basis with its Subsidiaries.

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Transactions" means the execution, delivery and performance by the
      ------------
Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

     "Type", when used in reference to any Loan, refers to whether the rate of
     -----
interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
     ---------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply
                   ---------------
equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly
                   ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Bank that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Bank notifies the Borrower that the Bank request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credit
                                   ----------

     SECTION 2.01. Commitment. Subject to the terms and conditions set forth
                   ----------
herein, the Bank agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in outstanding Loans exceeding the Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

         SECTION 2.02.  Loans.
                        ------

     (a) At the commencement of each Interest Period for any Eurodollar Loan, such Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Loan is made, such Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that an ABR Loan may be in an aggregate amount that is
               --------
equal to the entire unused balance of the total Commitment. Loans of more than one Type and Class may be outstanding at the same time; provided that there
                                                        --------
shall not at any time be more than a total of fourteen Eurodollar Loans outstanding.

     (b) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Loan if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. Requests for Loans. To request a Loan, the Borrower shall
                   ------------------
notify the Bank of such request by telephone (a) in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Loan or (b) in the case of an ABR Loan, not later than2:00 p.m., New York City time, one Business Day before the date of the proposed Loan. Each such telephonic Borrowing Request shall be irrevocable and, as to a Eurodollar Loan, shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Borrowing Request in a form approved by the Bank and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)  the amount of the requested Loan;

          (ii) the date of such Loan, which shall be a Business Day;

          (iii) whether such Loan is to be an ABR Loan or a Eurodollar Loan;

          (iv) in the case of a Eurodollar Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Loan.

     SECTION 2.04. Funding of Loans. The Bank shall make each Loan available to
                   ----------------
the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Bank in New York City and designated by the Borrower in the applicable Borrowing Request.

     SECTION 2.05. Interest Elections. (a) Each Loan initially shall be of the
                   ------------------
Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Loan to a different Type or to continue such Loan and, in the case of a Eurodollar Loan, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Loan and each such portion shall be considered a separate Loan.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Bank of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and, as to a Eurodollar Loan, shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Interest Election Request in a form approved by the Bank and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Loan to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loan (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting
         Loan);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Loan is to be an ABR Loan or a Eurodollar Loan; and

                  (iv) if the resulting Loan is a Eurodollar Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Loan.

     (d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the end of such Interest Period such Loan shall be converted to an ABR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Bank so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Loan may be converted to or continued as a Eurodollar Loan and (ii) unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.

     SECTION 2.06. Termination and Reduction of Commitment. (a) Unless
                   ---------------------------------------
previously terminated, the Commitment shall terminate on the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in
                --------
an amount that is an integral multiple of $500,000 and not less than $500,000 and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.08, the aggregate amount of Loans outstanding exceeds the Commitment.

     (c) The Borrower shall notify the Bank of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Bank on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitment shall be permanent.

     SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby
                   ------------------------------------
unconditionally promises to pay to the Bank the then unpaid principal amount of each Loan on the Maturity Date.

     (b) The Bank shall maintain in accordance with its usual practice an account or accounts evidencing (i) the indebtedness of the Borrower to the Bank resulting from each Loan made by the Bank, including the amounts of principal and interest payable and paid to the Bank from time to time hereunder, (ii) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, and (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Bank hereunder.

     (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (d) The Bank may request that Loans be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Bank a promissory note payable to the order of the Bank (or, if requested by the Bank, to the Bank and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right at
                   -------------------
any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

     (b) The Borrower shall notify the Bank by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitment as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06.

Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Loan of the same Type as provided in
Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

     SECTION 2.09. Fees. (a) The Borrower agrees to pay to the Bank a commitment
                   ----
fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment during the period from and including the date hereof to but excluding the date on which the Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances.

     SECTION 2.10. Interest. (a) The ABR Loans shall bear interest at the
                   --------
Alternate Base Rate plus the Applicable Rate.

     (b) The Eurodollar Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Bank, and such determination shall be conclusive absent manifest error.

     SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of
                   --------------------------
any Interest Period for a Eurodollar Loan:

     (a) the Bank determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Bank determines (which determination shall be conclusive absent manifest error) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Bank of making or maintaining the Loan for such Interest Period;

then the Bank shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Loan, such Loan shall be made as an ABR Loan; provided that if the circumstances giving rise to such notice affect only one Type of Loan, then the other Type of Loans shall be permitted.

         SECTION 2.12.  Increased Costs.  (a)  If any Change in Law shall:
                        ----------------

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on the Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by the Bank;

and the result of any of the foregoing shall be to increase the cost to the Bank of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Bank, as to Eurodollar Loans made by the Bank after notification of such Change in Law, such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered.

     (b) If the Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of this Agreement or the Loans made by the Bank to a level below that which the Bank or the Bank's holding company could have achieved but for such Change in Law (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Bank, as to Eurodollar Loans made by the Bank after notification of such Change in Law, such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

     (c) A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate, as to Eurodollar Loans made by the Bank after notification of such Change in Law.

     (d) Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank, as to Eurodollar Loans made by the Bank after notification of such Change in Law, pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Bank's intention to claim compensation therefor; provided
                                                                       --------
further that, if the Change in Law giving rise to such increased costs or
-------
reductions is
retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.13. Break Funding Payments. In the event of (a) the payment of
                   ----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate the Bank for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Bank shall be deemed to include an amount determined by the Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurodollar Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.14. Taxes. (a) Any and all payments by or on account of any
                   -----
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                    --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Bank within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Bank on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank on its own behalf or on behalf of the Bank shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

         The Borrower represents and warrants to the Bank that:

     SECTION 3.01. Organization; Powers. Each of the Borrower and its
                   ------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02. Authorization; Enforceability. The Transactions are within
                   -----------------------------
the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do
                   ------------------------------------
not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The
                   -----------------------------------------------
Borrower has heretofore furnished to the Bank its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 31, 2002, reported on by PriceWaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended March 31, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) Since December 31, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has
                   ----------
good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.06. Litigation and Environmental Matters. (a) There are no
                   ------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and
                   -----------------------------------
its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08. Investment and Holding Company Status. Neither the Borrower
                   -------------------------------------
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely
                   -----
filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected
                   -----
to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.11. Disclosure. The Borrower has disclosed to the Bank all
                   ----------
agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Bank in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


                                   ARTICLE IV

                                   Conditions
                                   ----------

     SECTION 4.01. Effective Date. The obligation of the Bank to make Loans
                   --------------
hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

     (a) The Bank (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or
(ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Effective Date) of Hancock & Estabrook, LLP, counsel for the Borrower, substantially in the form of Exhibit A, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Bank shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

     (c) The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Bank and its counsel.

     (d) The Bank shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (e) The Bank shall have received all fees and other amounts due and payable on or prior to the Effective Date, including a Facility Fee of $27, 500 and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Bank shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligation of the Bank to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on November 15, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

     SECTION 4.02. Each Loan. The obligation of the Bank to make any Loan
                   ---------
(including the intial Loan) is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Loan.

     (b) At the time of and immediately after giving effect to such Loan no Default shall have occurred and be continuing.

The borrowing of each Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

         Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Bank that:

     SECTION 5.01. Financial Statements and Other Information. The Borrower will
                   ------------------------------------------
furnish to the Bank:

     (a) within 120 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.09, 6.10 and 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the ordinary course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Bank may reasonably request.

     SECTION 5.02. Notices of Material Events. The Borrower will furnish to the
                   --------------------------
Bank prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will
                   ------------------------------
cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger,
              --------
consolidation, liquidation or dissolution permitted under Section 6.03.

     SECTION 5.04. Payment of Obligations. The Borrower will, and will cause
                   ----------------------
each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and
                   --------------------------
will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION 5.06. Books and Records; Inspection Rights. (a) The Borrower will,
                   -----------------
and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     (b) In the event that the Borrower's Leverage Ratio is at any time greater than 3.5 to 1.0 for two consecutive quarters (unless an Event of Default has occurred and is continuing, in which case such limitation shall not apply), the Borrower will permit the Bank (or any agents or representatives thereof) to conduct, and cooperate with the Bank in connection therewith, a field examination of the Accounts of the Borrower and its Subsidiaries, and all books and records and other information relating thereto, financial or otherwise, the fees and expenses of which shall be for the account of the Borrower, all at such reasonable times and as often as reasonably requested.

     SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each
                   --------------------
of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only
                   ---------------
for working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

     Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Bank that:

     SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any
                   ------------
Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness created hereunder;

     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the maximum amount of borrowing permitted thereunder by such lender as set forth on such Schedule;

     (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

     (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

     (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $1,000,000 at any time outstanding; and

     (f) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit.

     SECTION 6.02. Liens. The Borrower will not, and will not permit any
                   -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Permitted Encumbrances;

     (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

     (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

     SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not
                   -------------------
permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary or Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary or Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly
         --------
owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.
                   ---------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a)  Permitted Investments;

     (b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

     (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; and

     (d) Guarantees constituting Indebtedness permitted by Section 6.01.

     SECTION 6.05. Hedging Agreements. The Borrower will not, and will not
                   ------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.06. Restricted Payments. The Borrower will not, and will not
                   -------------------
permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

     SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will
                   ----------------------------
not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its [wholly owned] Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.06.

     SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not
                   ----------------------
permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     Section 6.09. Leverage Ratio. Borrower will not suffer or permit its
                   --------------
Leverage Ratio, as measured at the end of each Fiscal Quarter, to be greater than 4.0 to 1.0.

     Section 6.10. Fixed Charge Coverage Ratio. Borrower will not suffer or
                   ---------------------------
permit its Fixed Charge Coverage Ratio, as measured at the end of each Fiscal Quarter, to be less than 4.0 to 1.0.

     Section 6.11 Minimum Tangible Net Worth. Borrower will not suffer or permit
                  --------------------------
its Tangible Net Worth to be at any time less than (a) $49,000,000 plus (b) 50% of its Consolidated Net Income earned in each Fiscal Quarter commencing with the Net Income earned in the Fiscal Quarter ended September 30, 2003.


                                   ARTICLE VII

                                Events of Default

        If any of the following events ("Events of Default") shall occur:
                                         -----------------

     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause
(a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Bank to the Borrower;

     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Bank, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect in any year; or

     (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Bank may, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

     SECTION 8.01. Notices. Except in the case of notices and other
                   -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a)  if to the Borrower, to it at:
                PAR Technology Corporation
                8383 Seneca Turnpike
                New Hartford, New York 13413-4991
                Attention of Ronald J. Casciano, Vice President, CFO and
                Treasurer
                Telecopy No. (315) 738-0411


     (b)  if to Bank, to it at:
                JPMorgan Chase Bank
                Bridgewater Place
                500 Plum Street, Floor 7
                Syracuse, NY 13204
                Attention of William J. McPhail, Vice President
                Telecopy No. (315) 424-1898

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 8.02. Waivers; Amendments. (a) No failure or delay by the Bank in
                   -------------------
exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Bank.

     SECTION 8.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall
                   ----------------------------------
pay (i) all reasonable out-of-pocket expenses incurred by the Bank and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Bank and costs allocated by its internal legal department, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Bank, including the fees, charges and disbursements of any counsel for the Bank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) The Borrower shall indemnify the Bank, and each Related Party of the Bank (each such Person being called an "Indemnitee") against, and hold each
                                        ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to
                                   --------
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

     (d) All amounts due under this Section shall be payable not later than 15 days after written demand therefor.

         SECTION 8.04. Successors and Assigns. (a) The provisions of this
                       ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Bank) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) The Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, except in the
                                                   --------
case of an assignment to an Affiliate of the Bank, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld); and provided further that any consent of the Borrower
                            ---------------------
otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Bank under this Agreement, and the Bank shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Bank's rights and obligations under this Agreement, the Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 8.03). Any assignment or transfer by the Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (c) The Bank may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of
                                           -----------
the Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) the
                                                      --------
Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Bank sells such a participation shall provide that the Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or
                                           --------
instrument may provide that the Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were the Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

     (d) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

     (e) The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                        --------
interest shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

     SECTION 8.05. Survival. All covenants, agreements, representations and
                   --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

     SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may
                   ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signature of the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.07. Severability. Any provision of this Agreement held to be
                   ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred
                   ---------------
and be continuing, the Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Bank and such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

     SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process.
                   -----------------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE
                   --------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 8.11. Headings. Article and Section headings and the Table of
                   --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 8.12. Confidentiality. The Bank agrees to maintain the
                   ---------------
confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower
               -----------
relating to the Borrower or its business, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower
          --------
after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 8.13. Interest Rate Limitation. Notwithstanding anything herein to
                   ------------------------
the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken,
                  ------------
received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Bank.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                      PAR TECHNOLOGY CORPORATION


                                                      By _______________________
                                                           Name:
                                                            Title:



                                                      JPMORGAN CHASE BANK


                                                      By  ______________________
                                                            Name:
                                                            Title:

                                  Schedule 3.06
                                Disclosed Matters

None.

                                  Schedule 6.01
                              Existing Indebtedness

$12,500,000 Working Capital Line of Credit, pursuant to a Business Loan Agreement dated September 21, 2001 between the Borrower and NBT Bank, National Association, as modified and extended pursuant to a (Renewal) Promissory Note dated May 1, 2003, and further modified and extended pursuant to a Change In Terms Agreement dated July 18, 2003.

Commercial Mortgage, dated ____________, executed and delivered by the Borrower to NBT Bank, National Association, in the original principal amount of $____________and having an approximate present principal balance of $2,114,000.

                                  Schedule 6.02
                                 Existing Liens


General Security Agreement dated May 1, 2001, executed by the Borrower and ParTech, Inc. in favor of NBT Bank, National Association, covering all personal property of the Borrower and ParTech, Inc., as further described in the General Security Agreement.

A mortgage lien covering real property owned by the Borrower, pursuant to the Commercial Mortgage loan described in Schedule 6.01.

                                  Schedule 6.08
                              Existing Restrictions

None.

                                    EXHIBIT A
                               FORM OF CERTIFICATE
                            OF [ASSISTANT] SECRETARY


     Reference is made to the Credit Agreement dated as of October 31, 2003 (the "Credit Agreement"), among PAR Technology Corporation and JPMorgan Chase Bank. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to Section 4.01 of the Credit Agreement.

     I, [ ], [Assistant] Secretary of the Borrower, DO HEREBY CERTIFY that:

     (a) there have been no amendments or supplements to, or restatements of, the [charter] of the Borrower since [ ];

     (b) no proceedings have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Borrower or threatening its existence or the forfeiture of any of its corporate rights;

     (c) annexed hereto as Exhibit A is a true and correct copy of the By-laws of the Borrower as in effect on [Date] 1/ and at all times thereafter through the date hereof;

     (d) annexed hereto as Exhibit B is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Borrower at [a meeting/meetings] of said Board of Directors duly called and held on [Date(s)], which resolutions are the only resolutions adopted by the shareholders or Board of Directors of the Borrower or any committee thereof relating to the Credit Agreement or the Transactions and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

     (e) each of the persons named below is and has been at all times since [Date] a duly elected and qualified officer of the Borrower holding the respective office set forth opposite his or her name and the signature set forth opposite the name of each such person is his or her genuine signature:

                  Name                         Title          Specimen Signature
                  ----                         -----          ------------------
[Include all officers who are signing
the Credit Agreement or any closing
documents.]


     IN WITNESS WHEREOF, I have hereunto signed my name this [ ] day of [ ]. 2/



                                                    ----------------------------
                                                    [Assistant] Secretary


     I, [ ], [ ] of the Borrower, do hereby certify that [ ] has been duly elected, is duly qualified and is the [Assistant] Secretary of the Borrower, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since [ ].

     IN WITNESS WHEREOF, I have hereunto signed my name this [ ] day of [ ]. 3/
                                                                             -


                                           _____________________________________
                                           1/
                                           Title:
      ___________________
2/ To be the Effective Date.
-

3/This certification should be included as part of the secretary's certificate
-
and signed by one of the officers whose incumbancy is certified pursuant to clauuse (e) above.

                                    EXHIBIT B

                    FORM OF EURODOLLAR LOAN BORROWING REQUEST


JPMorgan Chase Bank
Bridgewater Place
500 Plum Street, Floor 7
Syracuse, NY 13204
Attention: William J. McPhail, Vice President                             [Date]

Greetings:

     Reference is made to the Credit Agreement dated as of October 31, 2003 (the "Credit Agreement"), among PAR Technology Corporation and JPMorgan Chase Bank. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Borrowing Request and the Borrower hereby requests a Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Loan requested hereby:

     (A)      Principal amount of requested
              Loan:____________________

     (B)      Date of such Loan (which is a Business
              Day):___________________

     (C) Whether such Loan is to be an ABR Loan or a Eurodollar Loan: _____________________

     (D)      In the case of a Eurodollar Loan, the initial
              Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period": ___________________

     (E) Location and number of Borrower's account at Bank to which proceeds of Loan are to be disbursed:______________________

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement are satisfied.


                                       Very truly yours,

                                       PAR Technology Corporation

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT C

                        FORM OF INTEREST ELECTION REQUEST


JPMorgan Chase Bank
Bridgewater Place
500 Plum Street, Floor 7
Syracuse, NY 13204
Attention: William J. McPhail, Vice President                             [Date]

Greetings:

     Reference is made to the Credit Agreement dated as of October 31, 2003 (the "Credit Agreement"), among PAR Technology Corporation and JPMorgan Chase Bank. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes an Interest Election Request and the Borrower hereby requests the conversion or continuation of a Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Loan to be converted or continued as requested hereby:

     (A)      Loan to which this request applies:
              _______________________

     (B)      principal amount of Loan to be
              converted/continued:_______________

     (C)      Effective date of election (which is a Business
              Day):___________________

     (D) Whether such Loan is to be an ABR Loan or a Eurodollar Loan: _____________________

     (E) In the case of a Eurodollar Loan, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest
              Period":
              -------------------


                                                     Very truly yours,

                                                     PAR Technology Corporation

                                                     By:
                                                        ------------------------
                                                              Name:
                                                              Title:

                                    EXHIBIT D

                     FORM OF FINANCIAL OFFICER'S CERTIFICATE


     Reference is made to the Credit Agreement dated as of October 31, 2003 (the "Credit Agreement"), between PAR Technology Corporation and JPMorgan Chase Bank. Terms defined in the Credit Agreement are used herein with the same meanings.

     This certificate is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

     I, [ ], [ ] of the Borrower, DO HEREBY CERTIFY that:

     (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof;

     (b) no Default has occurred and is continuing at the date hereof;

     (c) Fixed Charge Coverage Ratio. Borrower's Fixed Charge Coverage Ratio, as
         ---------------------------
measured in respect of the period for which the computation is being made, and which period shall in each case consist of a twelve month period ending on the last day of a Fiscal Quarter, is calculated as follows:

(i)  Earnings Before Interest, Taxes, Depreciation and Amortization equals:
     ___________

(ii) the current maturities of long term Indebtedness equals:
     ______________________
     plus: interest expense equals: __________________

                                       Total of (ii) equals: ___________________

Ratio of (i) to (ii): ___________

Required Ratio: _____________

     (d) Leverage Ratio. Borrower's Leverage Ratio, as measured in respect of
         --------------
the period for which the computation is being made, and which period shall in each case consist of a twelve month period ending on the last day of a Fiscal Quarter, is calculated as follows:

(i) Indebtedness equals: _________
(ii) Earnings Before Interest, Taxes, Depreciation and Amortization equals:
___________

Ratio of (i) to (ii): ___________

Required Ratio: _____________

     (e) Minimum Tangible Net Worth. Borrower's Minimum Tangible Net Worth, as measured in respect of the period for which the computation is being made, and which period shall in each case be the period ending on the last day of a Fiscal Quarter, is calculated as follows: (i) $49,000,000 plus (ii) 50% of its Consolidated Net Income earned in each Fiscal Quarter, commencing with the Net Income earned in the Fiscal Quarter ended September 30, 2003 equals: ___________ and (iii) 100% of the aggregate net cash proceeds from any issuance of capital stock or other ownership interests received by the Borrower or any of its Subsidiaries equals: ______________

                                Total of (i), (ii) and (iii) equals: $ _________

     IN WITNESS WHEREOF, I have hereunto signed my name this [ ] day of [ ]. 4/
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                                      ------------------------------------------
                                      Name:
                                      Title:
     --------------------------
4/To be dated the Effective Date.
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

                                    EXHIBIT E


                       OPINION OF COUNSEL FOR THE BORROWER



                                                                [Effective Date]



JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017

Dear Sirs:

     [I/We] have acted as counsel for PAR Technology Corporation, a Delaware corporation (the "Borrower"), in connection with the Credit Agreement dated as of October 31, 2003 (the "Credit Agreement"), between the Borrower and JPMorgan Chase Bank. Terms defined in the Credit Agreement are used herein with the same meanings.

     [I, or individuals under my direction,/We] have examined originals or copies, certified or otherwise identified to [my/our] satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as [I/we] have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, [I am/we are] of the opinion that:

     1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware and New York, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     2. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to [my/our] knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

     5. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     [I am a member/we are members] of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. [[I/We] note that the Credit Agreement is governed by the laws of the State of New York. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

                                                        Very truly yours,



                                                        Hancock & Estabrook, LLP